Exhibit 10.1

   DISTRIBUTION AGREEMENT


   THIS DISTRIBUTION AGREEMENT (this "Agreement") is made this 1st day of March, 1996 by and between Carrington Laboratories, Inc., a Texas Corporation ("Manufacturer") and Ching Hwa Pharmaceutical Co., Ltd. a Taiwan Corporation ("Distributor").

   WHEREAS, Manufacturer is the manufacturer of dental, wound care and other products which it wishes to sell World wide.

   WHEREAS, Distributor desires to engage in the direct marketing, sale, delivery and follow-up service of these products which it wishes to sell in Taiwan, R.O.C. and its island possessions and territories as a distributor of Manufacturer.

   NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, Manufacturer and Distributor agree as follows:

   1.     Appointment

   a. Manufacturer appoints Distributor as its exclusive distributor during the Term (as defined herein) for the marketing, sale and delivery within the Territory (as defined below) of the products listed in Exhibit A, as modified from the time to time by mutual agreement of the parties (hereinafter the "Product") to customers located in the Territory.

   b. Distributor shall refrain from seeking customers, or from establishing a branch or maintaining a distribution depot for the purpose of the sale of the Product, outside the Territory without the prior written consent of Manufacturer. Manufacturer shall refrain, and shall exercise its best efforts to ensure that its other distributors shall refrain, from seeking customers within the Territory, or from establishing a branch or maintaining a distribution depot within the Territory, for the purpose of the sale of the Product.

   c.    The Territory means Taiwan, R.O.C. its possessions and territories.

   d. Distributor shall have the right to designate independent sub-distributors for the sale of the Product in the Territory. Distributor shall inform Manufacturer of such designations and, at least semi-annually, of the current activities of such designations. Distributor shall use its best efforts to cause any sub-distributor to comply with the terms of
   Section 11 of this Agreement (relating to Confidential Information).

   2.    Term

   The term of this Agreement (the "Term") shall commence on the effective date of this Agreement and shall expire on the fifth anniversary date thereof, unless sooner terminated as provided in Section 14, or unless the parties agree to an earlier termination in writing. The parties may agree in writing to renew this Agreement for successive one year periods by the execution of an agreement to that effect at least six weeks prior to the expiration of the then-current Term.

   3.    Duties of Distributor

   a. Distributor shall use its best efforts to sell and distribute the Product and to establish markets and organizations for the sale, service and distribution of the Product within the Territory. To this end, Distributor will maintain a suitable place of business and a suitable storage facility within the Territory, hire and train an reasonable number of competent personnel to market, distribute and sell the Product, maintain an reasonable inventory of the Product for the prompt filling of customer orders, maintain good customer relations, provide prompt delivery and service of the Product, and perform any and all acts reasonably necessary or desirable to fulfill its obligations hereunder.

   b. Distributor will be responsible for providing sales and educational assistance to its customers within the Territory. Distributor will act as liaison with its customers to handle all issues concerning returns, allowances, quality control, shipping delays and other customer complaints; provided, however, that in providing such liaison service Distributor will have no authority to commit or bind Manufacturer in any manner without Manufacturer's prior approval.

   4.    Purchases, Prices and Terms of Payment

   a. Distributor shall place orders for the Product during the Term in such quantities and at such times as Distributor requires. Distributor shall purchase and resell the Product for its own account. The current purchase price for individual items included in the Product is set forth on Exhibit B hereto, but Manufacturer has the right to change the purchase price from time to time in its sole discretion upon at least 90 days advance written notice to Distributor, and so long as the price charged the Distributor is no greater than the price charged other distributors of the Manufacturer.

   b. All orders submitted to Manufacturer by Distributor for the purchase of the Product shall be submitted using Distributor's standard order form. Any terms and conditions contained in any orders for the Product that conflict with the terms of this Agreement shall be of no force and effect unless the parties specifically agree to the new term in writing. Manufacturer shall retain stock on hand sufficient to supply Product on a timely basis and shall ship all ordered Product within ten days of the receipt of the order.

   c. Distributor will pay Manufacturer for all Product by Document Against Acceptance ("DA") within 60 days of despatch of such product to Distributor by Manufacturer. Distributor's failure to timely pay such invoices shall render Distributor in default under this Agreement.

   d. All payments to be made to Manufacturer under this Agreement shall be made in U.S. Dollars. Distributor may offset against any payments due Manufacturer any amounts Manufacturer may owe Distributor, including, but not limited to, replacement of damaged or defective goods, overcharges, and warranty claims.

   e. Distributor shall be responsible for negotiating the delivery terms and making all arrangements with the necessary common carriers for the shipment of the Product from its facility in Dallas, Texas to purchasers of the Product.

   5.    Risk of Loss; Insurance

   The Manufacturer shall bear the risk of loss, deterioration and damage and shall be responsible for insuring against such loss, deterioration and damage of the Product until passage of title to the Product to Distributor's customer.

   6.    Promotional Materials; Technical Assistance

   a. Manufacturer agrees, at its own cost, to make technical and promotional information available to Distributor as it becomes available or is revised and to assist in Distributor's marketing efforts. Manufacturer also authorizes Distributor to provide all such promotional materials to its customers in the Territory, provided the translation of such materials into Chinese does not change the content of the promotional materials. Manufacturer additionally agrees that Distributor may send a representative to all sales representatives' meetings held by Manufacturer and that it will provide Distributor with all information concerning the Product which Manufacturer provides to its sales representatives.

   b. Distributor may use, display, and publish any advertising or promotional material that it may prepare for the market within the Territory with respect to the Product without the prior approval thereof in writing by Manufacturer, provided that Manufacturer shall have the right to object to any representations about the content, performance or qualities of the Product which are not in accordance with its labeling or which have not been previously approved in writing by Manufacturer.

   7.    Production

   To enable Manufacturer to anticipate the quantity of Product to be shipped to Distributor, prior to the end of each calendar year, Distributor shall submit to Manufacturer a forecast of the purchases of the Product for the following calendar year. No later than twenty (20) days before the end of each quarter, Distributor shall submit to Manufacturer the adjusted forecast of the purchase orders for the Product for the following quarter.

   8.    Governmental Specifications

   a. Each shipment of the Product shall meet all applicable governmental specifications. Manufacturer agrees that if it is informed by Distributor that special packaging and/or labeling is required under the laws of the Territory, Manufacturer will provide and adhere any special labeling and/or packaging for the Product to be shipped to the Territory and resold by Distributor, as may be required by applicable law of the Territory.

   b. Distributor shall be responsible for obtaining the necessary approvals for the importation of the Product into the Territory and any approvals and certificates necessary to sell the Product in the Territory.

   9.    Relationship of Parties

   Notwithstanding any other language used herein, this Agreement does not in any way create the relationship of joint venture, partnership, or principal and agent between Manufacturer and Distributor. Distributor is an independent contractor, and as such, shall not act or attempt to act, or represent itself, director or by implication, as agent for Manufacturer or its affiliates or in any manner assume or create any obligation on behalf of or in the name of Manufacturer or its affiliates or, otherwise bind Manufacturer or its affiliates in any manner other than specifically authorized herein. Distributor shall not act or represent itself as an affiliate of any other distributor of Manufacturer. Distributor has no power to and shall not pledge the credit of Manufacturer or its affiliates. Distributor shall represent itself only as an independent contractor who has been appointed as a person or firm from whom the Product may be obtained for resale.

   10.   Expenses

   Distributor shall be solely responsible for all expenses incurred by it in the operation of its sales efforts pursuant to this Agreement, except as otherwise specifically provided herein.

   11.   Confidential Information

   Distributor acknowledges that in the course of performing this Agreement, it may acquire and develop knowledge, information, and materials concerning the Product which are or may be trade secrets, and confidential and proprietary information of Manufacturer (hereinafter "Confidential Information"). Distributor shall hold such Confidential Information in strict confidence and, unless such Confidential Information is or has fallen into the public domain through no fault of Distributor, its agents, affiliates or employees, Distributor shall not disclose it to any person or entity other than Manufacturer, or use it in any way, or permit others to use it in any way, commercially or otherwise, except as provided in this Agreement, and shall not allow unauthorized persons access to it, without the prior written consent of Manufacturer. This section shall survive the termination of expiration of this Agreement.

   12.   Termination of Agreement

   a. Manufacturer may terminate this Agreement (i) if Distributor fails to pay Manufacturer in accordance with Section 4, (ii) if Manufacturer is unable to deliver, at a price acceptable to Manufacturer and Distributor, Product meeting specifications mandated by any appropriate governmental authority after the date hereof, (iii) if Distributor uses or discloses Confidential Information in violation of Section 11. Termination shall become effective ninety (90) days after receipt by Distributor of written notice of termination from Manufacturer.

   b. Either party terminate this Agreement effective upon written notice of termination to the other party in any of the following events:

   (i) the other party materially breaches this Agreement and such breach remains uncured for sixty (60) days following the terminating party's sending its initial written notice of the Breach.

   (ii) A petition for relief in bankruptcy is filled by or against the other party or the other party is otherwise insolvent. In the event of Manufacturer's insolvency or bankruptcy, Distributor's exclusive rights hereunder shall continue notwithstanding any other assignment of Manufacturer's rights. If any applicable court governing Manufacturer's bankruptcy or insolvency shall set this contract aside, Distributor shall have the right of first refusal to acquire Manufacturer's rights from Manufacturer's estate, subject to any bankruptcy court's approval.

   c. Distributor shall upon termination of this Agreement be allowed to fulfill orders which it has received prior to the effective date of termination and Manufacturer agrees to supply Distributor, on the terms of this Agreement, with any Products required to fulfill such orders.

   d. Distributor shall be allowed to sell in the Territory and Product which it has received from Manufacturer before or after the effective date of termination. Manufacturer shall have the right to repurchase, at the purchase price payable by Distributor to Manufacturer plus any shipping costs, any such Products for which a binding contract for resale has not been entered into as of the effective date of termination of this Agreement.

   13.   Assignment

   This contract and any rights hereunder are transferable or assignable in whole or in part by Distributor.

   14.   Licenses

   a. Manufacturer hereby grants to Distributor an exclusive royalty-free license to sell the Product in the Territory under the patents, trademarks, copyrights and applications therefor applicable to the Product set forth on Exhibit D hereto. Distributor hereby agrees to use the patents, copyrights and trademarks, but only in connection with the sale and marketing of the Product. Distributor acknowledges and agrees that Manufacturer is the sole owner of such patents, copyrights, and trademarks.

   b. Manufacturer agrees to defend, hold harmless and indemnify Distributor with respect to any and all claims asserted to or instituted against Distributor alleging that any of the Products sold pursuant to this Agreement infringes any letters patent, trademarks or copyrights. Distributor shall promptly notify Manufacturer of any claims and shall cooperate fully with Manufacturer in the defense of such claims.

   15.   Warranties

   All Products sold to Distributor by Manufacturer shall be subject to the standard warranty issued by Manufacturer for such Products. Manufacturer also warrants to Distributor that all the Products sold hereunder will be fit for use as directed on any label approved by Manufacturer and that the Product will perform as described in the instructions and other information published about the Product by Manufacturer.

   Manufacturer hereby represents and warrants to Distributor that Manufacturer is, to Manufacturer's knowledge, the sole and exclusive owner of the Product, that Manufacturer has, to Manufacturer's knowledge, the right to grant the license set forth in Section 14 above and other rights to Distributor hereunder to sell the Product, and that the Product does not, to Manufacturer's knowledge, infringe the rights in any patents, copyrights, trademarks, trade secrets, rights in confidential information, or licenses held by other parties, and the Product will, to Manufacturer's knowledge, perform as described in the instructions and other information published about the Product by Manufacturer.

   Distributor shall not grant any warranties to its customers in excess of the warranties granted to Distributor hereunder.

   16.   Litigation

   a. This Agreement shall in all respects be subject to and construed in accordance with the laws of the State of Texas, without reference to its choice of law provisions.

   b. The parties hereby submit themselves to the jurisdiction of the State and Federal courts located within Dallas County, Texas in the event of any suit arising under or in connection with this Agreement or any provision hereof. The obligations and undertakings of each of the parties to the Agreement shall be performable in Dallas County, Texas.

   c. Each party agrees that it will not seek removal (other than removal from state court to federal court within Dallas County) of any suit brought in the State or Federal courts located within Dallas County, Texas, and arising under or in connection with this Agreement or any provision hereof for any reason, including but not limited to forum non conveniens.

   d. Manufacturer hereby appoints as its duly authorized agent and attorney in fact for the purpose of accepting service for the Manufacturer or being served with citation in any suit brought against it by the Distributor in any court in Dallas, County, Texas. The service of any civil process upon this agent in any suit or proceeding by the Distributor shall be taken and held to be valid.

   17.   Controlling Language

   The English language version of this Agreement shall be the controlling version irrespective of subsequent translations and reliance by any party upon such translations. In the event of any dispute between the parties, the English language version of the Agreement shall be used to resolve the dispute.

   18.   Miscellaneous

   a. Entire Agreement; Modifications; Waivers. This Agreement sets forth the entire understanding between the parties hereto and supersedes all prior understandings in connection therewith. No modification or alteration shall be binding unless executed in writing by the parties. No waiver or any provision of this Agreement shall be deemed or construed a waiver of any other provisions hereof whether or not similar nor shall a waiver be construed a continuing waiver unless expressly so started.

   b. Corporate Authority. The person executing this Agreement covenants and warrants that he has the right, power, legal capacity and appropriate authority, corporate or otherwise, to enter into this Agreement on behalf of the entity for which he signs below.

   c. Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing (including, without limitation, telex, telefax or similar writing) and shall be given:

   If to Distributor: with a copy, which shall not constitute notice, to:

            ATTN:                               ATTN:
                 -----------------------             -------------------------


                 -----------------------             -------------------------


                 -----------------------             -------------------------


                 -----------------------             -------------------------



   If to Manufacturer: with a copy, which shall not constitute notice, to:

           ATTN:                               ATTN:

          Christopher S. Record                     -------------------------

          Carrington Laboratories, Inc.             -------------------------

          2001 Walnut Hill Lane                     -------------------------

          Irving, Texas 75038                       -------------------------

          (214) 518-1300                            -------------------------

   or such other address, telex or telefax number as such party may hereafter specify by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by telefax, when such telefax is transmitted to the facsimile number specified in this Section and written confirmation of receipt is received by the sender (unless the recipient is able to demonstrate that such telefax was illegible) or (iii) if given by any other means, when delivered at the address specified in this Section 18(c).

   d. Remedies No Exclusive. Any remedy conferred by any of the specific provisions of this Agreement is not intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

   e. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   f. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

   g. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representative, transferees, successors and to the extent permitted, assigns.

   h. Severability. If any provision of this Agreement shall be held to contravene or be invalid under the laws of any county in which this Agreement shall be performed or enforced, then such provision shall be severable and the remaining provisions of this Agreement shall be valid and enforceable as if not containing the provision held to contravene or be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.




                                          MANUFACTURER:

                                          By:

                                          Its:





                                          DISTRIBUTOR:


                                          By:


                                          Its:

   EXHIBIT A


   CARRINGTON ORAL CARE PATCH

        This Exhibit shall be amended from time to time upon the mutual agreement of the parties hereto to include those products with approved registrations in Taiwan.

   Once a Carrington product is agreed upon for registration, Distributor shall use reasonable best efforts to successfully complete the registration within one year from the date all necessary documentation is received by Distributor. If registration is not approved for the selected product within that time period then the parties will review the efforts to register the product and mutually decide to continue the process or release the products from this Exhibit.

   EXHIBIT B


   This Exhibit shall be amended from time to time upon the mutual agreement of the parties hereto to include additional products and the agreed upon prices thereto for a twelve month period. At the end of each twelve month period the parties shall review the prices and minimum sales to maintain exclusivity of each product and agree upon the price minimums for each for the next twelve month period.